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                          LETTER OF CREDIT AMENDMENT

FLEET CAPITAL CORPORATION
50 Kennedy Plaza
Providence Rhode Island, 02903-2305


     This Letter of Credit Amendment ("Letter of Credit Amendment") hereby further amends and is made a part of that certain Master Equipment Lease Agreement No. 32312 dated as of December 19, 1996, as amended, ("Lease, as amended") by and between Fleet Capital Corporation ("FCC") and The GSI Group, Inc. ("Customer"). All capitalized terms used herein and not defined herein shall have the meanings set forth or referred to in the Lease, as amended. Except as specifically set forth herein, all of the terms and conditions of the Lease, as amended, shall remain in full force and effect and are hereby ratified and affirmed. To the extent that the provisions of this Letter of Credit Amendment conflict with any provisions contained in the Lease, as amended, the provisions of this Letter of Credit Amendment shall control.

     1. In consideration of FCC waiving certain defaults and modifying certain terms of the Lease, as amended, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customer shall furnish to and for the benefit of FCC, at Customer's sole cost and expense, a letter of credit issued by a commercial bank acceptable to FCC at its sole discretion ("Letter of Credit"), upon the following terms and conditions:

         (a) The Letter of Credit shall be issued in favor of FCC by a domestic United States financial institution acceptable in all respects to FCC in its sole and absolute discretion ("Issuer"), the original thereof shall be delivered to FCC on or before October 8, 1999, and shall be in the form of Exhibit A attached hereto and made a part hereof.

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          (b) The Letter of Credit shall be in the face amount of $2,000,000.00.

          (c) The Letter of Credit shall have an expiration date of no earlier than September 30, 2004, or shall otherwise provide for automatic renewals through such date, unless FCC receives written notice from Issuer not less than 60 days prior to the Letter of Credit's then applicable expiration date, of Issuer's election not to renew the Letter of Credit ("Non-Renewal Notice"). The Non-Renewal Notice shall be sent by certified mail, return receipt requested to the attention of FCC's Senior Vice President of Credit and Operations at the address provided above unless the Customer is notified of a change of address pursuant to the Lease, as amended. The Non-Renewal Notice shall specifically identify the Customer by name and the Letter of Credit by date and number.

     2. FCC shall be entitled to draw upon the Letter of Credit in an amount equal to all amounts due Lessor under the Lease, as amended upon the occurrence of an Event of Default under the Lease or this Letter of Credit Amendment without notice, and such draw shall be among FCC's cumulative remedies available under the Lease, as amended, and in addition to any other remedy otherwise available to FCC at law or in equity.

     3. If at any time FCC shall determine, in its sole and absolute discretion, that there has been a material adverse change in the financial condition of Issuer since the date of issuance of the Letter of Credit, or that Issuer's ability to perform its obligations under or in respect of the Letter of Credit is impaired, then FCC may require that Customer provide a Replacement Letter of Credit ("Replacement Letter of Credit"). FCC shall provide written notice ("Replacement Demand") of its requirement for a Replacement Letter of Credit in the same manner as provided under the Lease, as amended. The Replacement Letter of Credit shall be issued by an Issuer acceptable in all respects to FCC in its sole and absolute discretion within 60 days of FCC's demand therefor. The Replacement Letter of Credit shall fully comply with all of the terms and provisions of this Letter of Credit Amendment, provided, however, that Customer's failure to

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provide FCC with a written commitment for said Replacement Letter of Credit within 30 days of the date of the Replacement Demand shall constitute an additional Event of Default under the Lease, as amended entitling FCC to immediately draw on the Letter of Credit without further notice. Upon receipt of such Replacement Letter of Credit, FCC shall surrender the Letter of Credit being replaced to the Issuer thereof.

     4. It shall constitute an additional Event of Default under the Lease, as amended if Customer breaches or defaults in the performance of any of the terms and provisions of this Letter of Credit Amendment, or if FCC receives any Non-Renewal Notice or if Issuer shall in any manner dispute, disclaim or unreasonably delay its obligations and liabilities under the Letter of Credit. Upon the occurrence of an event of Default, FCC shall, in addition to all of its rights and remedies under the Lease, as amended, have the right to immediately draw on the Letter of Credit.


Dated as of: September 30, 1999
             ------------------


FLEET CAPITAL CORPORATION                The GSI GROUP, Inc.

By: /s/ Peter C. Salvadore               By: /s/ Russell C. Mello
    ----------------------------             ------------------------------

Name:  Peter C. Salvadore                Name: Russell C. Mello
     ---------------------------               -----------------------------



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                                   EXHIBIT A

                           (Sample Letter of Credit)

(To be supplied on letterhead of ISSUER)

Irrevocable Letter of Credit No. ________   Issue Date: __________________

Expiration Date: ____________________

FLEET CAPITAL CORPORATION
50 Kennedy Plaza
Providence, Rhode Island 02903-2305


Gentlemen:

     We hereby provide our IRREVOCABLE LETTER OF CREDIT in favor of Fleet Capital Corporation ("FCC") available by FCC's draft(s) on LaSalle Bank National Association (formerly known as LaSalle National Bank) at sight for a sum of $2,000,000.00 dollars for the account of The GSI Group, Inc. ("GSI"). The draft(s) must be accompanied by a letter ("Default Notice") signed by a representative of FCC certifying: (a) the existence of an event of default by GSI in its obligations to FCC; and (b) that the draft(s) represents an amount due and owing by GSI under the Agreements as a result of such default.

     The draft(s) must bear upon its face the clause "Drawn under LaSalle Bank National Association Letter of Credit No. ________ dated October 8, 1999," and must be presented at an office of LaSalle Bank National Association on or before September 30, 2004. FCC may make draws on the Letter of Credit at any time for less than the full amount thereof, aggregating not more than the full amount.

     This Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400". We hereby agree with FCC that all draft(s) drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon delivery of the Default Notice.

                                       Very truly yours,



                                       LaSalle Bank National
                                       Association